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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549



                                  FORM 8-K


                               Current Report
                     Pursuant to Section 13 or 15 (d) of
                     The Securities Exchange Act of 1934



                     Date of Report:   September 8, 1997




                           INTERCARGO CORPORATION
             (Exact name of registrant as specified in charter)




          DELAWARE                       0-16748                36-3414667
          --------                       -------                ----------
 (State or other jurisdiction          (Commission           (I.R.S. Employer
      of incorporation)                File Number)         Identification No.)



         1450 American Lane, 20th Floor, Schaumburg, Illinois 60173
                  (Address of principal executive offices)

    Registrant's telephone number, including area code:  (847)  517-2990


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Item 2. Acquisition or Disposition of Assets


On August 25, 1997 the Company sold 4,018,180 of its common shares of Kingsway Financial Services, Inc. out of its total holdings of 4,180,000 shares. The Kingsway shares were included in a combination primary and secondary offering registered in Canada under which Kingsway sold shares of common stock for its own account. The Kingsway shares were not, and have not been, registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of that Act. The book value of the shares sold was $15,580,000 as of June 30, 1997. Net proceeds from the sale amounted to $67,665,000. Of this amount $9,851,000 was used to retire the Company's bank line of credit. The remaining proceeds will be used primarily for business development purposes and to provide working capital to the Company.


FORWARD LOOKING STATEMENTS

This statement includes forward-looking information as that term is defined in the Private Securities Litigation Reform Act of 1995 and is therefore subject to certain risks and uncertainties. There can be no assurance that actual results, business conditions, business developments, losses and contingencies and local and foreign factors will not differ materially from that suggested in the forward looking statements as a result of various factors including market conditions, competition, reinsurance availability, foreign affairs, and natural disasters.



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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       INTERCARGO CORPORATION



                                       BY:  /s/   Michael L. Rybak
                                            -----------------------
                                            Michael L. Rybak
                                            Chief Financial Officer
                                            and Vice President





Dated:  September 8, 1997